                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: DECEMBER 1, 1999

                              ---------------------

                                  POLYCOM, INC.
             (Exact name of registrant as specified in its charter)

          State of Delaware                     000-27978                               94-3128324
    (State or other jurisdiction of       (COMMISSION FILE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)
           incorporation)

                    2584 JUNCTION AVENUE, SAN JOSE, CA 95134
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                 (408) 474-2000
                     (TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

              As previously reported in a Current Report on Form 8-K, filed on December 15, 1999, Polycom, Inc., a Delaware corporation (the "Registrant"), acquired Atlas Communication Engines, Inc., a California corporation ("Atlas") pursuant to an Agreement and Plan of Reorganization (the "Agreement") by and among Atlas, the Registrant and Periscope Acquisition Corporation ("Merger Sub"), a California corporation and a wholly-owned subsidiary of the Registrant. Pursuant to the Agreement, Merger Sub was merged with and into Atlas (the "Merger") and the Atlas stockholders received a total of approximately 1,324,881 shares of the Registrant's common stock in exchange for their Atlas capital stock. Such consideration was determined in arms' length negotiations. The Registrant also assumed all of the options outstanding under Atlas' stock option plan, which will be exercisable for a total of approximately 476,817 shares of the Registrant's Common Stock pursuant to the Agreement. The Registrant accounted for the business combination with Atlas using a pooling of interests.

              The financial statements of Atlas and the pro forma financial information relating to the Merger specified in Items 7(a) and (b) of Form 8-K are not required to be filed because the Merger does not the meet the conditions specified in Sections 210.3-05(b)(2)(i) and 210.11-01, respectively, of Regulation S-X.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (a)      Financial statements of the business acquired.

                           (1) The financial statements specified by this item
                               are not filed because the Merger does not meet the conditions specified in Section 210.3-05(b)(2)(i) of Regulation S-X.

              (b)      Pro forma financial information.

                           (1) The pro forma financial statements specified by
                               this item are not filed because the Merger does not meet the conditions specified in Section 210.11-01 of Regulation S-X.

              (c) Exhibits.

                  2.1++ Agreement and Plan of Reorganization dated November 18, 1999.

              ++ Previously filed.



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                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                POLYCOM, INC.


February 11, 2000               /s/  Michael Kourey
                                -------------------
                                Michael Kourey, Senior Vice President,
                                Finance and Administration, Chief Financial
                                Officer and Secretary